CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Smith Barney Investment Series – Smith Barney Dividend Strategy Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Smith Barney Investment Series -	Smith Barney Investment Series -
Smith Barney Dividend Strategy Fund	Smith Barney Dividend Strategy Fund

/S/ R. JAY GERKEN	/S/ FRANCES M. GUGGINO
R. Jay Gerken	Frances M. Guggino

Date: July 8, 2005	Date: July 8, 2005

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.